AMALGAMATED PURSUANT TO THE LAWS OF THE PROVINCE OF ONTARIO

Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Rights Plan Agreement dated as of November 29, 2004, as such may from time to time be amended, restated, varied or replaced (the "Rights Agreement"), between The Descartes Systems Group Inc. (the "Corporation") and Computershare Trust Company of Canada as Rights Agent, the terms of which are hereby incorporated herein by reference and, a copy of which is on file at the registered office of the Corporation. In certain circumstances, as set forth in the Rights Agreement, such Rights may be amended, redeemed, may expire, may become void (if, in certain cases, they are "Beneficially Owned" by an "Acquiring Person", as such terms are defined in the Rights Agreement, or a transferee thereof) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge as soon as practicable, after the receipt of a written request therefor.

  Number                                                                Shares

ZQ 123456                                                                  0

                        THE DESCARTES SYSTEMS GROUP INC.

                                                               CUSIP 249906 10 8
                                                              ISIN CA 2499061083

                                             SEE REVERSE FOR CERTAIN DEFINITIONS


THIS CERTIFIES THAT    **** SPECIMEN **** SPECIMEN **** SPECIMEN ****







is the registered holder of ****ZERO****ZERO****ZERO****ZERO****ZERO****ZERO****




        FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN
                              THE CAPITAL STOCK OF



                        THE DESCARTES SYSTEMS GROUP INC.









transferable only on the books of the Corporation by the registered holder in person or by duly Authorized Attorney on surrender of this Certificate properly endorsed.

This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar of the Corporation.

The class or series of shares represented by this Certificate has rights, privileges, restrictions or conditions attached thereto and the Corporation will furnish to the holder, on demand and without charge, a full copy of the text of,

(i) the rights, privileges, restrictions and conditions attached to the said shares and to each class authorized to be issued and to each series insofar as the same have been fixed by the directors, and

(ii) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series, if applicable.

IN WITNESS WHEREOF the said Corporation has caused this Certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers.

Date: [date]



COUNTERSIGNED AND REGISTERED                  COUNTERSIGNED AND REGISTERED
COMPUTERSHARE TRUST COMPANY, INC.             COMPUTERSHARE TRUST COMPANY, INC.
(NEW YORK)                                    (TORONTO, MONTREAL)
TRANSFER AGENT AND REGISTRAR                  TRANSFER AGENT AND REGISTRAR

By______________________________              By______________________________
        Authorized Officer                            Authorized Officer

Chief Executive Officer
Corporate Secretary



 The shares represented by this certificate are transferable at the offices of
  Computershare Trust Company of Canada in Toronto, ON and Montreal, QC or at
               Computershare Trust Company, Inc. in New York, NY.

SECURITY INSTRUCTIONS ON REVERSE      VOIR LES INSTRUCTIONS DE SECURITE AU VERSO

The shares represented by this Certificate have rights, privileges, restrictions and conditions attached thereto and the Corporation will furnish to a shareholder, on demand and without charge, a full copy of the text of: (a) the rights, privileges, restrictions and conditions attached to each class authorized to be issued and to each series in so far as the same have been fixed by the directors; and (b) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series.

--------------------------------------------------------------------------------
The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

      TEN COM                    - as tenants in common
      TEN ENT                    - as tenants by the entireties
      JT TEN                     - as joint tenants with rights of survivorship
                                   and not as tenants in common
      (Name) CUST (Name) UNIF    - (Name) as Custodian for (Name) under the
      GIFT MIN ACT (State)         (State) Uniform Gifts to Minors Act

Additional abbreviations may also be used though not in the above list.
--------------------------------------------------------------------------------

  * Please insert Social Insurance, Tax Identification, or
    other identifying number of transferee.
                                             _________________________________

For value received the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                      Insert name and address of transferee

--------------------------------------------------------------------------------

                                                                          shares
--------------------------------------------------------------------------
represented by this Certificate and does hereby irrevocably constitute and appoint the attorney
--------------------------------------------------------------------
of the undersigned to transfer the said shares on the books of the Corporation with full power of substitution in the premises.


DATED:
      --------------------    ------------------------    ----------------------
                              Signature of Shareholder    Signature of Guarantor

SIGNATURE GUARANTEE:
The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian
Schedule I chartered bank, a major trust company in Canada or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words "Signature Guaranteed".

In the USA, signature guarantees must be done by members of a "Medallion Signature Guarantee Program" only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

COMPUTERSHARE'S PRIVACY NOTICE:
In the course of providing services to you and our corporate clients, Computershare receives non-public personal information about you - your name, address, social insurance number, securities holdings, transactions, etc. We use this to administer your account, to better serve your and our clients' needs and for other lawful purposes. We have prepared a Privacy Code to tell you more about our information practices and how your privacy is protected. It is available at our website, computershare.com, or by writing us at 100 University Avenue, Toronto, Ontario, M5J 2Y1. *You are required to provide your SIN if you will receive income on these securities. We will use this number for income reporting. Computershare may also ask for your SIN as an identification-security measure if you call or write to request service on your account; however you may decline this usage.